UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2017

Kiwa Bio-Tech Products Group Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	000-33167	77-0632186
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

310 N. Indian Hill Blvd., #702 Claremont, California	91711
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 715-5855

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

TABLE OF CONTENTS

Item 1.01 Entry Into a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits.

SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2017, Kiwa Bio-Tech Products Group Corporation (“Kiwa” or the “Company”) entered into a Convertible Loan Agreement with Junwei Zheng wherein the lender agreed to advance of approximately US$ 4.5 million (RMB 30,000,000) under a Convertible Promissory Note with a term of 24 months bearing interest at a rate of Fifteen Percent (15%) per annum. The Loan is convertible into Common Stock at any time at the option of the Lender at a conversion price of $3.50 per share.

The proceeds will be used for the further development of Kiwa products and distribution, as well as for general working capital.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

4.1	Convertible Loan Agreement dated May 9, 2017 between Kiwa Bio-Tech Products Group Corporation and Junwei Zheng

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2017

Kiwa Bio-Tech Products Group Corporation

/s/ Yvonne Wang
By:	Yvonne Wang
Title:	Chief Executive Officer